                                 EXHIBIT INDEX

4.5      Form of Unisex Endorsement (form 272307)
8.9 Copy of Fund Participation Agreement dated September 1, 2006 by and among Premier VIT, American Centurion Life Assurance Company and Allianz Global Investors Distributors, LLC.
9.       Opinion of Counsel and Consent
10.1 Consent of Independent Registered Public Accounting Firm for RiverSource Innovations(SM) Classic Variable Annuity
13.1 Power of Attorney for RiverSource Life Insurance Co. of New York, dated Jan. 2, 2007